UNITED STATES
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SCHEDULE 14A
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Allis-Chalmers Energy Inc.

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Seawell Limited International Drilling & Well Services Company Jorgen P. Rasmussen, Executive Chairman of the Board September 2010 Photo: Harald Pettersen / Statoil

Page 2 Seawell Limited 2003-2010 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 Sales 214 209 202 213 210 199 235 327 340 369 370 435 440 440 531 564 501 522 500 574 502 619 714 716 827 794 751 728 819 904 EBITDA 24 29 22 31 33 20 21 38 23 38 54 63 60 65 61 79 60 77 81 80 69 85 106 108 117 129 131 114 109 144 664? Op. revenues, NOKm EBITDA, NOKm CAGR 2003-2009 Revenues +25% EBITDA +29%

Agenda The Oil Services market The Seawell business concept Acquiring Allis-Chalmers Seawell value proposition: Global footprint Seawell value proposition: Technology Seawell value proposition: Customers Seawell value proposition: People Summary

The Market, Oil Services, Wellbore Focus

The world needs to increase energy supply Population adding 200,000 people per day By 2015 we are more than 7 Billion people on earth Non-OECD countries are growing much faster than OECD countries The world needs to get from 86 million barrels per day to 100 million barrels to meet 2030 demand 70 percent of the oil comes from fields with more than 30 years of production Increasing decline rates highlights the need to improve recovery rates Page 5

Norway Oil Production -- 40 years 7000 BNOK Source NPD Must be Drilling More wells To produce the Light blue

Page 7 The Industry Challenge: Improve Oil Recovery "...we need to find cost-effective ways to allow two or three times more production wells to be drilled per year, we need to accept a higher risk by using the newest technology to drive out more reserves..." Kjell Pedersen, President and CEO of Petoro a.s. ONS, August 2010 Seawell is focused on (1) drilling all kinds of production wells and (2) mechanical repairs on production wells

The Seawell Business Concept

Page 9 The Leading Independent Oil Services Company Customers are at the center of all we do We focus on the development of our customers' existing fields We only do work directly connected with the well We focus on well services and drilling skills We recruit and develop diversified personnel We are able to perform integrated drilling and well intervention operations We will work onshore and offshore We will deploy our technology and services through a global footprint

Page 10 The Leading Independent Oil Services Company Tier 1 customers Quality personnel Strong management Superior technology Global footprint Healthy balance sheet Competent Board Active owners Stock exchange listing Strong organic growth Modular rig Peak Well Solutions Tecwel C6 RIS Allis-Chalmers: pending 2007-2010 2010 ? Our toolbox to growth 1) Incl. BJ Services 2) Incl. Smith International Growth CAGR 2003-2009 Revenues +25% EBITDA +29%

The Well Company

Drilling Services | Engineering Services | Well Services


Facilities engineering
Drilling optimization
Upgrades and Maintenance
Platform / Land drilling
Well intervention
Casing
Carbon technology (C6)
Collars / Pipe
Slickline / E-line
Barrier Plugs
Tractor services
Mechanical tools
MWD / LWD
Production logging
Rotary steerable
Integrity logging
Bits
Motors
Fishing
Perforations

SEAWELL

Page 11;

Our World Leading Positions No. 1 platform driller Largest drilling facility engineering house Modular and mobile platform drilling rig Ultrasonic camera and leak detection tools World leading mechanical barrier plug (HPHT and VMB) Wireless operated cementing head Composite cable for well intervention

Acquisition of Rig Inspection Services Significant synergies Inspection and validation of rig & equipment, OCTG surveys, and assessments RIS based in Singapore and Australia, operating on a global basis. Tier one customer base: Transocean, Seadrill, Diamond Offshore, Chevron, BHP, Shell, Completes Seawell's asset integrity offering Significant market potential: market potential for Seawell in marine riser inspection market in the range of USD 40-50m Analyse Inspect Assess Modify, Upgrade, Repair & Maintain Front end engineering RIS will leverage on Seawell's global customer network and become a world leading inspection company

Acquiring Allis-Chalmers

Introduction to Allis-Chalmers Energy Inc Provider of services and equipment to oil and natural gas E&P companies Operations in US, Argentina, Brazil, Bolivia and Mexico Employs approximately 3,300 skilled and experienced people Three business segments Oilfield Services Drilling and Completion Rental Services Listed on NYSE Largest shareholder is Lime Rock Partners Key figures1 1Source: 2009 annual report. Numbers in pies: USDm, relative share of total. 2Source: 2009 annual report. Defined as long-lived assets. Total assets of USD 1080.6m 2009 revenues by geography Assets per 31.12.20092

The Well Company Combining strengths of SEAW & ALY 6,500+ employees in 30+ countries USD 1.3 billion revenues in 2010, USD 195 million in EBITDA1 Leading oilfield service company in North Sea Major onshore player in the Americas 30+ years experience in drilling and servicing production wells A compelling range of cutting-edge downhole technologies 1Source: ThomsonOne

Seawell Value Proposition: Global Footprint

Page 18 Global footprint is key to maximize value Global distribution platform for technology and services

A global footprint = Customer access "We are focused on reaching 40+ locations globally as soon as possible through geographical expansion and acquisitions." " The key to our success is for Seawell to acquire and develop technologies and services that improve the performance of well construction, well maintenance and well repairs, and then be able to distribute those technologies and services through a global network."

Seawell Value Proposition: Technology - Focused on the Well

C6 Technologies AS
A step change in intervention technologies

C6 TECHNOLOGIES


C6 Technologies
Carbon Cable Technology "ComTrac"
Long Reach Conveyance
Mechanical Tools & Services
Acquisition System Integration

- To develop and manufacture advanced next-generation well intervention products and integrated intervention systems
- Global ambitions both on and offshore
- Independent solutions provider
- Seawell and IKM Group joined forces to bring well intervention expertise, equipment manufacturing capability, and global footprint.

C6 Technologies portfolio will include next-generation deployment systems and a range of down hole tools for integrated well intervention operations

Page 21

SEAWELL

Page 22 Comtrac-the foundation for the future A step change in conveyance technology Reduce requirement for use of tractors by 40-60 % Cost savings of 40-50 % compared to current tractor operations Significant improvement in potential for power transmission Global market application Fiber optic / FBG for online strain and tension / compression of the cable Comtrac is a step change for the wire line market and will take a significant part of the tractor market

Page 23 Seawell EMERALD Flexible Drilling Machine Our goal is to build a global modular rig division in the next 5 years Our new Modular rig is on plan to be completed in Germany Q3 2010, and we expect delivery in Q4. Several options for the initial contract are being pursued. To maximise flexibility the rig has been designed with the capability for the following services: Drilling Snubbing Workover Complex completions Casing while drilling (CwD) Managed pressure drilling (MPD) Plug & abandonment (P&A)

Page 24 Ultrasound camera "sees" through casing Well Performance Eye- WPE

Results - Blowout preventer in HP gas well Well Performance Eye- WPE

World Leading Barrier Plug VMB


The Peak VMB Plug is a mechanical multiple set and retrievable casing/liner Plug.
Designed as a primary or secondary well barrier and tested according to ISO 14310 V0 (gas tight).
ELEMENTS
Unique resetable packing element system.
V0 certified reinforced elements.
745 Bar/10 800 PSI.
130 C°/266 Fahrenheit.

Page 26

SEAWELL

Seawell Value Proposition: Tier 1 Customers

Contract Status - 2 Billion USD backlog Unit Customer Gullfaks A, B, C Veslefrikk A, B StatoilHydro Statfjord A, B, C Ula & Valhall Gyda Brent A, B, C, D, Nelson Dunlin Eider, Tern, N.Corm., Corm.A StatoilHydro StatoilHydro BP Talisman Shell Fairfield TAQA 2009 1Q 2Q 3Q 4Q 2010 1Q 2Q 3Q 4Q 2011 1Q 2Q 3Q 4Q 2012 1Q 2Q 3Q 4Q 2013 1Q 2Q 3Q 4Q Alba & Captain Chevron Forties A, B, C, D Apache Brae A, B, E Marathon Firm contract's Option Ekofisk & Eldfisk ConocoPhillips 1 x 2 year Life of field 1 year 3 x 1 year 3 x 1 year Year to year Peregrino A & B StatoilHydro 1 x 2 year 1 x 2 year Life of field 1 year Option 5 x 5 year Option 2 x 3 year 37 Rigs 20 Operating Strings

Seawell Value Proposition: People

Page 30 Seawell - Deliver What Is Promised 1Q03 2Q03 3Q03 4Q03 1Q04 2Q04 3Q04 4Q04 1Q05 2Q05 3Q05 4Q05 1Q06 2Q06 3Q06 4Q06 1Q07 2Q07 3Q07 4Q07 1Q08 2Q08 3Q08 4Q08 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 Sales 214 209 202 213 210 199 235 327 340 369 370 435 440 440 531 564 501 522 500 574 502 619 714 716 827 794 751 728 819 904 EBITDA 24 29 22 31 33 20 21 38 23 38 54 63 60 65 61 79 60 77 81 80 69 85 106 108 117 129 131 114 109 144 664? Op. revenues, NOKm 1) EBITDA, NOKm CAGR 2003-2009 Revenues +25% EBITDA +29%

Disclaimer Confidential Forward-Looking Statements This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as "will," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "forecast," and other words and terms of similar meaning. These forward-looking statements involve a number of risks and uncertainties. Seawell and Allis-Chalmers caution readers that any forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed merger involving Seawell and Allis-Chalmers, including future financial and operating results, Seawell's and Allis-Chalmers' plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in Allis-Chalmers' filings with the Securities and Exchange Commission. These include risks and uncertainties relating to: the ability to obtain the requisite Allis-Chalmers stockholder approval; the risk that Allis-Chalmers or Seawell may be unable to obtain governmental and regulatory approvals required for the merger, or required governmental and regulatory approvals may delay the merger or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that a condition to closing of the merger may not be satisfied; the timing to consummate the proposed merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the diversion of management time on merger-related issues; general worldwide economic conditions and related uncertainties; and the effect of changes in governmental regulations. Neither Seawell nor Allis-Chalmers undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Additional Information and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, Seawell, Allis-Chalmers and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person. In connection with the proposed merger between Seawell and Allis-Chalmers, Seawell will file with the SEC a Registration Statement on Form F-4 that will include a proxy statement of Allis- Chalmers that also constitutes a prospectus of Seawell. Seawell and Allis-Chalmers will mail the proxy statement/prospectus to the Allis-Chalmers stockholders. Seawell and Allis-Chalmers urge investors and stockholders to read the proxy statement / prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from Seawell's website (www.seawellcorp.com) under the tab "Investors." You may also obtain these documents, free of charge, from Allis-Chalmers' website (www.alchenergy.com) under the tab "For Investors" and then under the heading "SEC Filings." Participants In The Merger Solicitation Seawell, Allis-Chalmers, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Allis-Chalmers stockholders in favor of the merger and related matters. Information regarding the persons, who may, under the rules of the SEC, is deemed participants in the solicitation of Allis-Chalmers stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about Allis-Chalmers' executive officers and directors in its definitive proxy statement filed with the SEC on April 30, 2010. Additional information about Seawell's executive officers and directors and Allis-Chalmers' executive officers and directors can be found in the above-referenced Registration Statement on Form F-4 when it becomes available. You can obtain free copies of these documents from Seawell and Allis-Chalmers using the contact information above.